Date:	August 21, 2008
For Release:	Immediate
Contact:	Investor Contact:
	Gary J. Morgan,	Joseph Hassett, VP
	Senior Vice President of Finance, CFO	Gregory FCA Communications
	215-723-6751, gmorgan@met-pro.com	610-228-2110

Met-Pro Corporation Announces Second Quarter Financial Results

• Record Second Quarter Net Sales, Net Income, and Earnings Per Share

Harleysville, PA, August 21, 2008 – Raymond J. De Hont, Chairman and Chief Executive Officer of Met-Pro Corporation (NYSE: MPR), today announced the Company’s financial results for the second quarter ended July 31, 2008.

Net sales for the second quarter ended July 31, 2008 were $28.1 million, the highest second quarter sales in the Company’s history, and up 8% from sales of $26.1 million for the same quarter last year. Net income in the second quarter totaled $2.7 million, the highest second quarter net income in the Company’s history, and up 40% compared with net income of $1.9 million for the same quarter last year. For the second quarter, the Company reported earnings of $0.18 per fully diluted share, the highest second quarter earnings in the Company’s history, and up 38% compared with $0.13 per fully diluted share for the second quarter of last year.

“We are very pleased with the excellent results for this second quarter,” said De Hont. “This performance demonstrates the strong global demand for our products and the ability of our employees to deliver solid results while adjusting to differing global economic conditions. We continue to implement our strategy to leverage our business model through a variety of efficiency initiatives including facility consolidations, global sourcing and more effective logistics. These productivity improvements are enabling us to drive better earnings growth as evidenced by our performance. With inquiry levels and quotation activity remaining strong, we are optimistic regarding our prospects for the fiscal year.”

Net sales for the six months ended July 31, 2008 were a record $50.8 million compared with $47.5 million for the same period last year, an increase of 7%. Net income for the first half ended July 31, 2008 totaled $4.6 million compared with $5.6 million for the same period last year, which included a $2.2 million gain from a property sale. Excluding the gain from the prior year’s property sale, net income for the first half of this year was up 35% from a year ago and was the highest first half net income in the Company’s history. For the first half ended July 31, 2008, earnings were $0.30 per fully diluted share compared with earnings of $0.37 per fully diluted share for last year’s first half, which included the gain from the property sale. Excluding the gain from the prior year’s property sale, earnings for the first half were up 36% from the comparable period last year, and were the highest first half earnings in the Company’s history.

On June 12, 2008, the Company paid a quarterly dividend of $0.055 per share to shareholders of record at the close of business on May 29, 2008. In addition, the Board of Directors, at their meeting on June 4, 2008, declared a quarterly dividend of $0.055 per share payable September 10, 2008 to shareholders of record at the close of business on August 27, 2008. The current quarterly dividend represents a 9% increase over the same period last year. This is the thirty-third consecutive year the Company has paid a cash or stock dividend.

Mr. De Hont and Gary J. Morgan, Senior Vice President of Finance and Chief Financial Officer, will hold a conference call for investors today, August 21, 2008, at 11:00 AM (Eastern). Met-Pro’s earnings release and the accompanying financial supplement, which includes significant financial information to be discussed during the conference call, will be available on Met-Pro’s Investor Relations website at www.met-pro.com/html/invrel.htm.

Interested persons who wish to hear the live webcast should go to the Met-Pro Corporation website prior to the starting time to register, download and install any necessary audio software.

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Met-Pro Corporation/Page 2

You may also participate by calling the US/Canada Dial-In # 877-818-7738 or the International Dial-In # 706-643-9333 (conference ID 60011585) at 10:55 AM (Eastern) on August 21, 2008. A taped replay of the conference call will be available within two hours of the conclusion of the call and until September 5, 2008. To access the taped replay, call the US/Canada Dial-In # 800-642-1687 or the International Dial-In # 706-645-9291 and enter conference ID 60011585.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included at the end of this press release is a reconciliation of these non-GAAP financial measures with their most directly comparable financial measures calculated in accordance with generally accepted accounting principles as well as certain Regulation G disclosures.

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, was recognized, for the second consecutive year, as one of America’s “200 Best Small Companies” by Forbes magazine. The Company was also named as one of the world’s “Top Small to Midsize Manufacturers” by Start-It magazine for the second year in a row. Through its business units, in the United States, Canada, Europe and The People's Republic of China, a wide range of products and services are offered for industrial, commercial, municipal and residential markets worldwide. These include product recovery and pollution control technologies for purification of air and liquids; fluid handling technologies for corrosive, abrasive and high temperature liquids; Mefiag filtration technologies for harsh, corrosive liquid filtration applications; and filtration and purification technologies which include proprietary water treatment chemicals and filter products for air and liquid filtration. For more information, please visit www.met-pro.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this news release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company), contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s website at www.met-pro.com.

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Met-Pro Corporation
Consolidated Statement of Operations
(unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2008	2007	2008	2007
Net sales	$28,145,718	$26,102,277	$50,802,192	$47,475,840
Cost of goods sold (1)	18,512,670	17,167,227	33,576,920	31,382,285
Gross profit	9,633,048	8,935,050	17,225,272	16,093,555

Operating expenses (income)
Selling (1)	2,720,519	3,322,035	4,972,595	5,866,216
General and administrative	2,907,338	2,923,408	5,551,257	5,407,261
Gain on sale of building	–	–	–	(3,513,940)
Income from operations	4,005,191	2,689,607	6,701,420	8,334,018

Interest expense	(63,705)	(90,546)	(128,766)	(170,698)
Other income, net	123,115	299,087	298,930	516,393
Income before taxes	4,064,601	2,898,148	6,871,584	8,679,713

Provision for taxes	1,361,640	970,880	2,242,978	3,030,694

Net income	$2,702,961	$1,927,268	$4,628,606	$5,649,019

Basic earnings per share	$.18	$.13	$.31	$.38
Diluted earnings per share	$.18	$.13	$.30	$.37

Average common shares outstanding:
Basic shares	15,040,659	14,963,544	15,044,176	14,969,096
Diluted shares	15,375,261	15,294,323	15,402,394	15,297,908

(1)
The Company has reclassified freight out, and representative and distributor commissions from a deduction of gross sales to the cost of goods sold and selling expense categories, respectively, for the three and six-month periods ended July 31, 2007. For the three-month periods ended July 31, 2008 and 2007, freight out was $469,328 and $151,712, respectively, and representative and distributor commissions was $507,820 and $802,134, respectively. For the six-month periods ended July 31, 2008 and 2007, freight out was $708,495 and $234,858, respectively, and representative and distributor commissions was $705,871 and $1,276,438, respectively.

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Met-Pro Corporation
Consolidated Balance Sheet
(unaudited)

	July 31, 2008	January 31, 2008
Assets
Current assets
Cash and cash equivalents	$22,664,400	$21,906,877
Marketable securities	18,776	20,369
Accounts receivable, net of allowance for doubtful
accounts of approximately $171,000 and
$152,000, respectively	22,672,710	23,013,988
Inventories	21,208,720	21,258,227
Prepaid expenses, deposits and other current assets	1,163,900	1,895,679
Total current assets	67,728,506	68,095,140

Property, plant and equipment, net	20,442,890	20,233,827
Costs in excess of net assets of business acquired, net	20,798,913	20,798,913
Other assets	467,205	283,023
Total assets	$109,437,514	$109,410,903

Liabilities and shareholders’ equity
Current liabilities
Current portion of long-term debt	$1,457,802	$2,028,482
Accounts payable	5,811,208	7,512,874
Accrued salaries, wages and expenses	5,015,392	6,023,857
Dividend payable	827,140	827,147
Customers’ advances	801,868	260,698
Deferred income taxes	200,517	197,743
Total current liabilities	14,113,927	16,850,801

Long-term debt	3,846,646	4,075,682
Other non-current liabilities	1,651,123	2,109,250
Deferred income taxes	3,165,193	3,132,002
Total liabilities	22,776,889	26,167,735

Shareholders’ equity
Common shares, $.10 par value; 36,000,000 shares
authorized, 15,928,679 and 15,928,810 shares issued,
respectively, of which 858,126 and 889,779 shares were
reacquired and held in treasury at the respective dates	1,592,868	1,592,881
Additional paid-in capital	2,205,575	1,897,655
Retained earnings	86,249,401	83,267,096
Accumulated other comprehensive income	1,643,296	1,340,427
Treasury shares, at cost	(5,030,515)	(4,854,891)
Total shareholders’ equity	86,660,625	83,243,168
Total liabilities and shareholders’ equity	$109,437,514	$109,410,903

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Met-Pro Corporation
Consolidated Business Segment Data
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2008	2007	2008	2007
Net sales
Product Recovery/Pollution Control Technologies (1)	$14,186,154	$12,946,748	$23,690,946	$22,821,736
Fluid Handling Technologies (1)	7,868,337	7,417,523	14,856,920	13,511,192
Mefiag Filtration Technologies (1) (2)	3,050,017	2,788,129	6,305,172	5,667,785
Filtration/Purification Technologies (1) (2)	3,041,210	2,949,877	5,949,154	5,475,127
	$28,145,718	$26,102,277	$50,802,192	$47,475,840

Income from operations
Product Recovery/Pollution Control Technologies	$1,699,022	$778,418	$2,591,273	$1,456,152
Fluid Handling Technologies	1,857,018	1,569,300	3,236,972	2,732,614
Mefiag Filtration Technologies (2)	178,774	134,990	337,902	314,423
Filtration/Purification Technologies (2)	270,377	206,899	535,273	316,889
	4,005,191	2,689,607	6,701,420	4,820,078
Gain on sale of building	–	–	–	3,513,940
	$4,005,191	$2,689,607	$6,701,420	$8,334,018

			July 31, 2008	January 31, 2008
Identifiable Assets
Product Recovery/Pollution Control Technologies			$42,797,566	$40,509,227
Fluid Handling Technologies			21,839,723	22,401,768
Mefiag Filtration Technologies (2)			13,243,005	12,810,694
Filtration/Purification Technologies (2)			9,127,546	8,877,725
			87,007,840	84,599,414
Corporate			22,429,674	24,811,489
			$109,437,514	$109,410,903

(1)
The Company has reclassified freight out, and representative and distributor commissions from a deduction of gross sales to the cost of goods sold and selling expense categories for the three and six-month periods ended July 31, 2007.

(2)
On a quarterly basis, the Company analyzes the segmentation aggregation criteria as outlined in SFAS No. 131. As of the first and second quarters of the fiscal year ending January 31, 2009, the Mefiag operating segment previously included in the aggregated Filtration/Purification Technologies segment met the quantitative threshold of reported revenue of 10% or more of the totaled consolidated revenue of the Company. As a result, SFAS No. 131 requires the Mefiag operating segment to be listed as a reportable segment and therefore separately disclosed. This change in segment reporting results in the Company identifying three reportable segments, Product Recovery/Pollution Control Technologies, Fluid Handling Technologies and Mefiag Filtration Technologies, and one other segment, Filtration/Purification Technologies, as presented above.

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Met-Pro Corporation
Consolidated Statement of Cash Flows
(unaudited)

	Six Months Ended July 31,
	2008	2007
Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities
Net income	$4,628,606	$5,649,019
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	956,311	843,274
Deferred income taxes	4,075	899,167
(Gain) on sale of property and equipment, net	(7,389)	(3,516,683)
Stock-based compensation	216,102	255,054
Allowance for doubtful accounts	18,454	17,211
(Increase) decrease in operating assets:
Accounts receivable	479,529	3,409,747
Inventories	190,093	(4,562,546)
Prepaid expenses, deposits and other current assets	750,287	(481,406)
Other assets	(197,483)	(4,841)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	(2,887,814)	1,651,487
Customers’ advances	539,328	1,351,575
Other non-current liabilities	(458,128)	28,770

Net cash provided by operating activities	4,231,971	5,539,828

Cash flows from investing activities
Proceeds from sale of property and equipment	10,000	4,345,282
Acquisitions of property and equipment	(962,458)	(864,953)

Net cash provided by (used in) investing activities	(952,458)	3,480,329

Cash flows from financing activities
Reduction of debt	(764,991)	(758,148)
Exercise of stock options	468,436	390,484
Payment of dividends	(1,654,277)	(1,514,780)
Acquisition of treasury stock	(552,255)	–

Net cash used in financing activities	(2,503,087)	(1,882,444)
Effect of exchange rate changes on cash	(18,903)	(33,091)

Net increase in cash and cash equivalents	757,523	7,104,622

Cash and cash equivalents at February 1	21,906,877	17,322,194

Cash and cash equivalents at July 31	$22,664,400	$24,426,816

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Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated in accordance with generally accepted accounting principles in the United States ("GAAP") follows. Although Met-Pro Corporation believes that these non-GAAP financial measures provide useful information to investors about its financial condition and results of operations, this information should be considered supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Management's statements regarding the reasons why it believes the presentation of the non-GAAP financial information in this press release provides useful information to its investors, and any other material purposes for which management uses this non-GAAP financial information, are set forth in Met-Pro’s Current Report on Form 8-K to which this press release is attached as an exhibit.

The following table reconciles income before tax, net income, and basic and diluted earnings per share, excluding the gain on the sale of property previously associated with the Company’s Sethco business unit in Hauppauge, New York, as well as income before tax, net income, and basic and diluted earnings per share calculated in accordance with generally accepted accounting principles, for the three and six month periods ended July 31, 2008 and 2007:

Met-Pro Corporation
Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure
 (unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2008	2007	2008	2007

Income before tax as reported	$4,064,601	$2,898,148	$6,871,584	$8,679,713
Less: Gain on sale of building	–	–	–	(3,513,940)
Adjusted income before tax	$4,064,601	$2,898,148	$6,871,584	$5,165,773

Net income as reported	$2,702,961	$1,927,268	$4,628,606	$5,649,019
Less: Gain on sale of building	–	–	–	(2,213,782)
Adjusted net income	$2,702,961	$1,927,268	$4,628,606	$3,435,237

Basic earnings per share as reported	$.18	$.13	$.31	$.38
Adjusted basic earnings per share	$.18	$.13	$.31	$.23

Diluted earnings per share as reported	$.18	$.13	$.30	$.37
Adjusted diluted earnings per share	$.18	$.13	$.30	$.22

Average common shares outstanding:
Basic shares	15,040,659	14,963,544	15,044,176	14,969,096
Diluted shares	15,375,261	15,294,323	15,402,394	15,297,908

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